Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Unless otherwise indicated, General Motors Company's (GM) non-GAAP measures are related to our continuing operations and not our discontinued operations. GM's non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include but are not limited to impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions; costs arising from the ignition switch recall and related legal matters; and certain currency devaluations associated with hyperinflationary economies. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less income (loss) from discontinued operations on an after-tax basis, adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from continuing operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles segment profit (loss) to Net income attributable to stockholders under U.S. GAAP (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Operating segments
GM North America (GMNA)	$3,023	$2,825	$7,941	$7,728
GM International (GMI)	(65)	139	(82)	471
Cruise	(251)	(214)	(699)	(534)
GM Financial(a)	711	498	1,606	1,477
Total operating segments	3,418	3,248	8,766	9,142
Corporate and eliminations(b)	(452)	(95)	(478)	(187)
EBIT-adjusted	2,966	3,153	8,288	8,955
Adjustments
Transformation activities(c)	(390)	—	(1,541)	—
GM Brazil indirect tax recoveries(d)	123	—	1,360	—
GMI restructuring(e)	—	—	—	(1,138)
Ignition switch recall and related legal matters(f)	—	(440)	—	(440)
Total adjustments	(267)	(440)	(181)	(1,578)
Automotive interest income	129	82	333	218
Automotive interest expense	(206)	(161)	(582)	(470)
Income tax expense(g)	(271)	(100)	(932)	(1,085)
Income from continuing operations(h)	2,351	2,534	6,926	6,040
Loss from discontinued operations, net of tax(i)	—	—	—	70
Net income attributable to stockholders	$2,351	$2,534	$6,926	$5,970
__________

(a)	GM Financial amounts represent earnings before income taxes-adjusted.

(b)
GM's automotive interest income and interest expense, Maven, legacy costs from the Opel and Vauxhall businesses and certain other assets in Europe (the Opel/Vauxhall Business), which are primarily pension costs, corporate expenditures and certain nonsegment-specific revenues and expenses are recorded centrally in Corporate.

(c)
These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustments primarily consist of supplier-related charges, pension curtailment and other charges in the three months ended September 30, 2019 and accelerated depreciation, supplier-related charges and pension curtailment and other charges in the nine months ended September 30, 2019.

(d)	These adjustments were excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.

(e)
This adjustment was excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustment primarily consists of employee separation charges and asset impairments in Korea.

(f)	This adjustment was excluded because of the unique events associated with the ignition switch recall, which included various investigations, inquiries and complaints from constituents.

(g)	Income tax expense includes an adjustment of $157 million as a result of a tax change in the three and nine months ended September 30, 2018 related to U.S. tax reform.

(h)	Net of Net loss attributable to noncontrolling interests.

(i)	Represents the results of the Opel/Vauxhall Business and our European financing subsidiaries and branches (the Fincos, and together with the Opel/Vauxhall Business, the European Business).

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted (dollars in millions):

	Three Months Ended
	September 30,		June 30,		March 31,		December 31,
	2019	2018	2019	2018	2019	2018	2018	2017
Net income (loss) attributable to stockholders	$2,351	$2,534	$2,418	$2,390	$2,157	$1,046	$2,044	$(5,151)
Loss from discontinued operations, net of tax	—	—	—	—	—	70	—	277
Income tax expense (benefit)	271	100	524	519	137	466	(611)	7,896
Automotive interest expense	206	161	195	159	181	150	185	145
Automotive interest income	(129)	(82)	(106)	(72)	(98)	(64)	(117)	(82)
Adjustments
Transformation activities(a)	390	—	361	—	790	—	1,327	—
GM Brazil indirect tax recoveries(b)	(123)	—	(380)	—	(857)	—	—	—
GMI restructuring(c)	—	—	—	196	—	942	—	—
Ignition switch recall and related legal matters(d)	—	440	—	—	—	—	—	—
Total adjustments	267	440	(19)	196	(67)	942	1,327	—
EBIT-adjusted	$2,966	$3,153	$3,012	$3,192	$2,310	$2,610	$2,828	$3,085
________

(a)
These adjustments were excluded because of a strategic decision to accelerate our transformation for the future to strengthen our core business, capitalize on the future of personal mobility and drive significant cost efficiencies. The adjustments primarily consist of supplier-related charges, pension curtailment and other charges in the three months ended September 30, 2019, supplier-related charges and accelerated depreciation in the three months ended June 30, 2019, accelerated depreciation in the three months ended March 31, 2019 and employee separation charges and accelerated depreciation in the three months ended December 31, 2018.

(b)	These adjustments were excluded because of the unique events associated with decisions rendered by the Superior Judicial Court of Brazil resulting in retrospective recoveries of indirect taxes.

(c)
These adjustments were excluded because of a strategic decision to rationalize our core operations by exiting or significantly reducing our presence in various international markets to focus resources on opportunities expected to deliver higher returns. The adjustments primarily consist of employee separation charges and non-cash asset impairments in Korea.

(d)	This adjustment was excluded because of the unique events associated with the ignition switch recall, which included various investigations, inquiries and complaints from constituents.

The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Nine Months Ended
	September 30, 2019		September 30, 2018		September 30, 2019		September 30, 2018
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$2,313	$1.60	$2,503	$1.75	$6,813	$4.74	$5,910	$4.13
Diluted loss per common share – discontinued operations	—	—	—	—	—	—	70	0.05
Adjustments(a)	267	0.18	440	0.31	181	0.12	1,578	1.10
Tax effect on adjustment(b)	(93)	(0.06)	(109)	(0.08)	(134)	(0.09)	(89)	(0.06)
Tax adjustment(c)	—	—	(157)	(0.11)	—	—	(157)	(0.11)
EPS-diluted-adjusted	$2,487	$1.72	$2,677	$1.87	$6,860	$4.77	$7,312	$5.11
________

(a)	Refer to the reconciliation of segment profit (loss) to Net income attributable to stockholders under U.S. GAAP for adjustment details.

(b)	The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

(c)	This adjustment consists of a tax change related to U.S. tax reform in the three and nine months ended September 30, 2018.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended						Nine Months Ended
	September 30, 2019			September 30, 2018			September 30, 2019			September 30, 2018
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$2,582	$271	10.5%	$2,630	$100	3.8%	$7,791	$932	12.0%	$7,091	$1,085	15.3%
Adjustments(a)	268	93		440	109		185	134		1,619	89
Tax adjustment(b)		—			157			—			157
ETR-adjusted	$2,850	$364	12.8%	$3,070	$366	11.9%	$7,976	$1,066	13.4%	$8,710	$1,331	15.3%
________

(a)
Refer to the reconciliation of segment profit (loss) to Net income attributable to stockholders under U.S. GAAP for adjustment details. Net income attributable to noncontrolling interests included for these adjustments is insignificant in the three and nine months ended September 30, 2019 and $41 million in the nine months ended September 30, 2018. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

(b)	Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted within the previous section for adjustment details.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	September 30, 2019	September 30, 2018
Net income (loss) attributable to stockholders	$9.0	$0.8
Average equity(a)	$42.8	$36.3
ROE	20.9%	2.3%
________

(a)	Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income (loss) attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	September 30, 2019	September 30, 2018
EBIT-adjusted(a)	$11.1	$12.0
Average equity(b)	$42.8	$36.3
Add: Average automotive debt and interest liabilities (excluding finance leases)	14.8	14.2
Add: Average automotive net pension & OPEB liability	16.5	19.1
Less: Average automotive and other net income tax asset	(23.3)	(22.5)
ROIC-adjusted average net assets	$50.8	$47.1
ROIC-adjusted	21.9%	25.6%
________

(a)	Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted.

(b)	Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table reconciles Net automotive cash provided by operating activities from continuing operations under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net automotive cash provided by operating activities	$5,017	$2,515	$6,623	$5,438
Less: Capital expenditures	(1,351)	(2,191)	(4,779)	(6,496)
Add: Transformation activities	158	—	645	—
Add: GMI restructuring	—	72	9	748
Less: GM Brazil indirect tax recoveries	(60)	—	(76)	—
Adjusted automotive free cash flow	$3,764	$396	$2,422	$(310)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2019
Net sales and revenue	$27,971	$3,794	$52		$31,817	$25	$3,659	$(28)	$35,473
Expenditures for property	$1,122	$229	$—	$—	$1,351	$16	$9	$—	$1,376
Depreciation and amortization	$1,325	$133	$11	$—	$1,469	$7	$1,832	$—	$3,308
Impairment charges	$—	$1	$—	$—	$1	$—	$—	$—	$1
Equity income (loss)(a)	$3	$279	$(6)	$—	$276	$—	$39	$—	$315

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Eliminations	Total
Three Months Ended September 30, 2018
Net sales and revenue	$27,650	$4,582	$56		$32,288	$—	$3,518	$(15)	$35,791
Expenditures for property	$1,943	$249	$1	$(2)	$2,191	$3	$17	$—	$2,211
Depreciation and amortization	$1,251	$136	$12	$—	$1,399	$2	$1,904	$—	$3,305
Impairment charges	$—	$2	$6	$—	$8	$—	$—	$—	$8
Equity income(a)	$2	$484	$—	$—	$486	$—	$44	$—	$530

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2019
Net sales and revenue	$83,660	$11,691	$152		$95,503	$75	$10,918	$(85)	$106,411
Expenditures for property	$4,091	$687	$1	$—	$4,779	$39	$34	$—	$4,852
Depreciation and amortization	$4,803	$379	$36	$—	$5,218	$16	$5,579	$—	$10,813
Impairment charges	$15	$4	$—	$—	$19	$—	$—	$—	$19
Equity income (loss)(a)	$7	$886	$(19)	$—	$874	$—	$126	$—	$1,000

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Eliminations	Total
Nine Months Ended September 30, 2018
Net sales and revenue	$83,969	$14,188	$155		$98,312	$—	$10,417	$(79)	$108,650
Expenditures for property	$5,842	$640	$17	$(3)	$6,496	$15	$51	$—	$6,562
Depreciation and amortization	$3,474	$426	$36	$—	$3,936	$5	$5,560	$—	$9,501
Impairment charges	$53	$463	$6	$—	$522	$—	$—	$—	$522
Equity income(a)	$7	$1,667	$—	$—	$1,674	$—	$141	$—	$1,815
________

(a)
Includes Automotive China equity income of $282 million and $485 million in the three months ended September 30, 2019 and 2018 and $893 million and $1.7 billion in the nine months ended September 30, 2019 and 2018.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly these countries are excluded from industry sales data and the corresponding calculation of GM's market share.

Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the nine months ended September 30, 2019, 33.5% of our wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
GMNA	801	843	2,530	2,659
GMI	232	289	727	836
Total	1,033	1,132	3,257	3,495

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales, such as sales to large and small businesses, governments, and daily rental car companies; and (3) vehicles used by dealers in their businesses, including courtesy transportation vehicles. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

The following table summarizes total vehicle sales by geographic region (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
United States
Chevrolet – Cars	75	118	265	365
Chevrolet – Trucks	249	231	695	715
Chevrolet – Crossovers	183	136	500	424
Cadillac	40	37	116	113
Buick	51	46	158	156
GMC	141	127	417	396
Total United States	739	695	2,151	2,169
Canada, Mexico and Other	124	139	363	404
Total North America	863	834	2,514	2,573
Asia/Pacific, Middle East and Africa
Chevrolet	209	224	653	672
Wuling	226	235	743	776
Buick	200	252	623	754
Baojun	123	189	428	632
Cadillac	53	48	167	155
Other	18	21	61	70
Total Asia/Pacific, Middle East and Africa	829	969	2,675	3,059
South America(a)	176	174	493	506
Total in GM markets	1,868	1,977	5,682	6,138
Total Europe	1	1	3	3
Total Worldwide	1,869	1,978	5,685	6,141
_______

(a)	Primarily Chevrolet.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The vehicle sales at GM's China joint ventures presented in the following table are included in the preceding vehicle sales table (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
SAIC General Motors Sales Co., Ltd.	348	416	1,102	1,284
SAIC GM Wuling Automobile Co., Ltd. and FAW-GM Light Duty Commercial Vehicle Co., Ltd.	342	420	1,155	1,396

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Market Share
United States – Cars	7.0%	10.4%	8.2%	10.5%
United States – Trucks(a)	30.8%	30.8%	29.8%	32.1%
United States – Crossovers(a)	14.2%	11.4%	14.1%	12.3%
Total United States	16.6%	15.8%	16.4%	16.4%
Total North America	16.1%	15.5%	15.8%	16.0%
Total Asia/Pacific, Middle East and Africa	7.6%	8.2%	7.8%	8.5%
Total South America	15.5%	15.2%	15.4%	15.1%
Total GM Market	10.7%	10.8%	10.6%	11.1%
Total Worldwide	8.5%	8.7%	8.3%	8.8%

United States fleet sales as a percentage of retail vehicle sales	19.5%	20.5%	22.5%	21.9%

North America capacity two shift utilization	89.0%	92.9%	94.0%	98.2%
________

(a)	Certain industry vehicles have been reclassified between these vehicle segments. GM vehicles were not impacted by this change. The prior period has been recast to reflect the changes.

General Motors Company and Subsidiaries

Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended September 30, 2019					Three Months Ended September 30, 2018
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Eliminations	Combined
Net sales and revenue
Automotive	$31,817	$25	$—	$(25)	$31,817	$32,288	$—	$—	$(12)	$32,276
GM Financial	—	—	3,659	(3)	3,656	—	—	3,518	(3)	3,515
Total net sales and revenue	31,817	25	3,659	(28)	35,473	32,288	—	3,518	(15)	35,791
Costs and expenses
Automotive and other cost of sales	27,919	256	—	(1)	28,174	28,337	209	—	(13)	28,533
GM Financial interest, operating and other expenses	—	—	2,987	—	2,987	—	—	3,064	—	3,064
Automotive and other selling, general and administrative expense	1,969	39	—	—	2,008	2,579	5	—	—	2,584
Total costs and expenses	29,888	295	2,987	(1)	33,169	30,916	214	3,064	(13)	34,181
Operating income (loss)	1,929	(270)	672	(27)	2,304	1,372	(214)	454	(2)	1,610
Automotive interest expense	209	—	—	(3)	206	162	—	—	(1)	161
Interest income and other non-operating income, net	128	16	—	25	169	641	9	—	1	651
Equity income	276	—	39	—	315	486	—	44	—	530
Income (loss) before income taxes	$2,124	$(254)	$711	$1	2,582	$2,337	$(205)	$498	$—	2,630
Income tax expense					271					100
Income from continuing operations					2,311					2,530
Loss from discontinued operations, net of tax					—					—
Net income					2,311					2,530
Net loss attributable to noncontrolling interests					40					4
Net income attributable to stockholders					$2,351					$2,534

Net income attributable to common stockholders					$2,313					$2,503

	Nine Months Ended September 30, 2019					Nine Months Ended September 30, 2018
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Eliminations	Combined
Net sales and revenue
Automotive	$95,503	$75	$—	$(75)	$95,503	$98,312	$—	$—	$(70)	$98,242
GM Financial	—	—	10,918	(10)	10,908	—	—	10,417	(9)	10,408
Total net sales and revenue	95,503	75	10,918	(85)	106,411	98,312	—	10,417	(79)	108,650
Costs and expenses
Automotive and other cost of sales	83,990	743	—	(3)	84,730	88,346	514	—	(72)	88,788
GM Financial interest, operating and other expenses	—	—	9,438	(1)	9,437	—	—	9,081	(7)	9,074
Automotive and other selling, general and administrative expense	6,104	105	—	—	6,209	7,152	20	—	—	7,172
Total costs and expenses	90,094	848	9,438	(4)	100,376	95,498	534	9,081	(79)	105,034
Operating income (loss)	5,409	(773)	1,480	(81)	6,035	2,814	(534)	1,336	—	3,616
Automotive interest expense	588	—	—	(6)	582	475	1	—	(6)	470
Interest income and other non-operating income, net	1,216	61	—	61	1,338	2,121	9	—	—	2,130
Equity income	874	—	126	—	1,000	1,674	—	141	—	1,815
Income (loss) before income taxes	$6,911	$(712)	$1,606	$(14)	7,791	$6,134	$(526)	$1,477	$6	7,091
Income tax expense					932					1,085
Income from continuing operations					6,859					6,006
Loss from discontinued operations, net of tax					—					70
Net income					6,859					5,936
Net loss attributable to noncontrolling interests					67					34
Net income attributable to stockholders					$6,926					$5,970

Net income attributable to common stockholders					$6,813					$5,910

General Motors Company and Subsidiaries

Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings (loss) per share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Basic earnings per share
Income from continuing operations(a)	$2,351	$2,534	$6,926	$6,040
Less: cumulative dividends on subsidiary preferred stock	(38)	(31)	(113)	(60)
Income from continuing operations attributable to common stockholders	2,313	2,503	6,813	5,980
Loss from discontinued operations, net of tax	—	—	—	70
Net income attributable to common stockholders	$2,313	$2,503	$6,813	$5,910

Weighted-average common shares outstanding	1,428	1,412	1,422	1,410

Basic earnings per common share – continuing operations	$1.62	$1.77	$4.79	$4.24
Basic loss per common share – discontinued operations	$—	$—	$—	$0.05
Basic earnings per common share	$1.62	$1.77	$4.79	$4.19
Diluted earnings per share
Income from continuing operations attributable to common stockholders – diluted(a)	$2,313	$2,503	$6,813	$5,980
Loss from discontinued operations, net of tax – diluted	$—	$—	$—	$70
Net income attributable to common stockholders – diluted	$2,313	$2,503	$6,813	$5,910

Weighted-average common shares outstanding – diluted	1,442	1,431	1,439	1,431

Diluted earnings per common share – continuing operations	$1.60	$1.75	$4.74	$4.18
Diluted loss per common share – discontinued operations	$—	$—	$—	$0.05
Diluted earnings per common share	$1.60	$1.75	$4.74	$4.13
Potentially dilutive securities(b)	7	4	7	4
__________

(a)	Net of Net loss attributable to noncontrolling interests.

(b)
Potentially dilutive securities attributable to outstanding stock options and Restricted Stock Units were excluded from the computation of diluted EPS because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries

Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)(a)

	September 30, 2019					December 31, 2018
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$14,587	$2,246	$3,218	$—	$20,051	$13,670	$2,291	$4,883	$—	$20,844
Marketable debt securities(b)	6,139	651	—	(65)	6,725	5,966	92	—	(92)	5,966
Accounts and notes receivable, net(c)	6,594	1	1,096	(768)	6,924	5,916	1	1,430	(798)	6,549
GM Financial receivables, net(d)	—	—	28,555	(538)	28,017	—	—	27,367	(517)	26,850
Inventories	11,797	—	—	—	11,797	9,816	—	—	—	9,816
Other current assets(e)	2,742	18	4,294	(5)	7,051	1,619	27	3,640	(18)	5,268
Total current assets	41,860	2,916	37,164	(1,375)	80,565	36,987	2,411	37,320	(1,425)	75,293
Non-current Assets
GM Financial receivables, net(d)	—	—	25,777	(34)	25,743	—	—	25,145	(62)	25,083
Equity in net assets of nonconsolidated affiliates	7,115	—	1,381	—	8,496	7,860	—	1,355	—	9,215
Property, net	37,606	133	230	—	37,969	38,464	43	251	—	38,758
Goodwill and intangible assets, net	3,385	670	1,353	—	5,408	3,552	671	1,356	—	5,579
Equipment on operating leases, net	—	—	42,527	—	42,527	—	—	43,559	—	43,559
Deferred income taxes	23,741	263	(222)	—	23,783	23,935	70	77	—	24,082
Other assets	5,777	424	890	(52)	7,038	4,880	—	890	—	5,770
Total non-current assets	77,624	1,491	71,936	(86)	150,964	78,691	784	72,633	(62)	152,046
Total Assets	$119,485	$4,406	$109,099	$(1,461)	$231,529	$115,678	$3,195	$109,953	$(1,487)	$227,339
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(c)	$21,570	$54	$563	$(780)	$21,406	$22,359	$28	$707	$(797)	$22,297
Short-term debt and current portion of long-term debt
Automotive(d)	3,429	—	—	(539)	2,890	1,452	—	—	(517)	935
GM Financial	—	—	31,884	—	31,884	—	—	30,956	—	30,956
Accrued liabilities	23,894	111	4,071	(4)	28,072	24,042	41	3,985	(19)	28,049
Total current liabilities	48,893	165	36,517	(1,323)	84,252	47,853	69	35,648	(1,333)	82,237
Non-current Liabilities
Long-term debt
Automotive(d)	12,482	—	—	(34)	12,448	13,090	—	—	(62)	13,028
GM Financial	—	—	57,244	—	57,244	—	—	60,032	—	60,032
Postretirement benefits other than pensions	5,301	—	—	—	5,301	5,370	—	—	—	5,370
Pensions	10,220	—	4	—	10,223	11,535	—	3	—	11,538
Other liabilities	10,656	506	2,180	(52)	13,290	10,167	35	2,155	—	12,357
Total non-current liabilities	38,659	506	59,428	(86)	98,506	40,162	35	62,190	(62)	102,325
Total Liabilities	87,552	671	95,946	(1,409)	182,758	88,015	104	97,838	(1,395)	184,562
Commitments and contingencies
Equity
Common stock, $0.01 par value	14	—	—	—	14	14	—	—	—	14
Preferred stock, $0.01 par value	—	—	—	—	—	—	—	—	—	—
Additional paid-in capital(b)(f)	25,951	44	1,328	(1,396)	25,928	25,606	4	1,373	(1,420)	25,563
Retained earnings(b)	12,890	1,736	13,011	(27)	27,609	9,103	1,480	11,783	(44)	22,322
Accumulated other comprehensive loss	(7,813)	—	(1,185)	—	(8,997)	(7,998)	—	(1,041)	—	(9,039)
Total stockholders’ equity	31,042	1,780	13,154	(1,423)	44,554	26,725	1,484	12,115	(1,464)	38,860
Noncontrolling interests(f)	891	1,955	—	1,370	4,217	938	1,607	—	1,372	3,917
Total Equity	31,933	3,735	13,154	(52)	48,771	27,663	3,091	12,115	(92)	42,777
Total Liabilities and Equity	$119,485	$4,406	$109,099	$(1,461)	$231,529	$115,678	$3,195	$109,953	$(1,487)	$227,339
_________

(a)	Amounts may not sum due to rounding.

(b)	Elimination primarily includes Cruise investment in GM common stock at September 30, 2019 and December 31, 2018.

(c)
Eliminations primarily include Automotive accounts receivable of $63 million offset by GM Financial accounts payable and GM Financial accounts receivable of $695 million offset by Automotive accounts payable at September 30, 2019 and Automotive accounts receivable of $63 million offset by GM Financial accounts payable and GM Financial accounts receivable of $729 million offset by Automotive accounts payable at December 31, 2018.

(d)	Eliminations include GM Financial loan receivable of $572 million and $579 million offset by an Automotive loan payable at September 30, 2019 and December 31, 2018.

(e)	Includes the reclassification of the current portion of Equipment on operating leases, net. The prior period has been recast to reflect the changes.

(f)
Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A and B. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheet.

General Motors Company and Subsidiaries

Combining Cash Flow Information
(In millions) (Unaudited)(a)

	Nine Months Ended September 30, 2019					Nine Months Ended September 30, 2018
	Automotive	Cruise	GM Financial	Reclassification/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassification/Eliminations	Combined
Cash flows from operating activities
Income (loss) from continuing operations	$6,192	$(519)	$1,201	$(15)	$6,859	$5,203	$(444)	$1,241	$6	$6,006
Depreciation and impairment of Equipment on operating leases, net	48	—	5,525	—	5,573	124	—	5,509	—	5,633
Depreciation, amortization and impairment charges on Property, net	5,189	16	54	—	5,259	4,334	5	51	—	4,390
Foreign currency remeasurement and transaction (gains) losses	(164)	—	(6)	—	(170)	271	—	9	—	280
Undistributed earnings of nonconsolidated affiliates, net	370	—	(126)	—	243	326	—	(141)	—	185
Pension contributions and OPEB payments	(789)	—	—	—	(789)	(1,750)	—	—	—	(1,750)
Pension and OPEB income, net	(352)	—	1	—	(351)	(941)	—	1	—	(940)
Provision (benefit) for deferred taxes	95	(193)	332	—	234	598	(83)	165	—	680
Change in other operating assets and liabilities(b)(c)	(3,964)	134	(676)	(802)	(5,310)	(2,727)	94	(1,527)	(1,098)	(5,258)
Net cash provided by (used in) operating activities	6,623	(562)	6,304	(817)	11,548	5,438	(428)	5,308	(1,092)	9,226
Cash flows from investing activities
Expenditures for property	(4,779)	(39)	(34)	—	(4,852)	(6,496)	(15)	(51)	—	(6,562)
Available-for-sale marketable securities, acquisitions	(2,077)	(1,053)	—	—	(3,130)	(2,313)	—	—	—	(2,313)
Available-for-sale marketable securities, liquidations	2,112	514	—	(39)	2,587	4,637	—	—	—	4,637
Purchases of finance receivables, net(b)(c)	—	—	(20,466)	1,438	(19,027)	—	—	(18,680)	1,383	(17,297)
Principal collections and recoveries on finance receivables(c)	—	—	17,733	(645)	17,088	—	—	12,010	(234)	11,776
Purchases of leased vehicles, net	—	—	(12,488)	—	(12,488)	—	—	(13,051)	—	(13,051)
Proceeds from termination of leased vehicles	—	—	9,982	—	9,983	—	—	8,094	—	8,094
Other investing activities(d)	(538)	—	(3)	689	148	(1,349)	—	(49)	1,373	(25)
Net cash used in investing activities – continuing operations	(5,283)	(578)	(5,275)	1,443	(9,691)	(5,521)	(15)	(11,727)	2,522	(14,741)
Net cash provided by investing activities – discontinued operations	—	—	—	—	—	166	—	—	—	166
Net cash used in investing activities	(5,283)	(578)	(5,275)	1,443	(9,691)	(5,355)	(15)	(11,727)	2,522	(14,575)
Cash flows from financing activities
Net increase in short-term debt	729	—	27	—	756	132	—	1,563	—	1,695
Proceeds from issuance of debt (original maturities greater than three months)(d)	1,159	—	26,676	—	27,835	4,708	275	28,093	(275)	32,801
Payments on debt (original maturities greater than three months)	(447)	—	(28,985)	—	(29,432)	(2,208)	—	(23,133)	(67)	(25,408)
Proceeds from issuance of preferred stock(d)	—	1,150	—	(687)	463	361	2,000	492	(1,100)	1,753
Dividends paid	(1,656)	(47)	(91)	2	(1,792)	(1,615)	(16)	(59)	—	(1,690)
Other financing activities(e)	(127)	(3)	(102)	56	(175)	(417)	(16)	(118)	12	(539)
Net cash provided by (used in) financing activities	(344)	1,100	(2,475)	(628)	(2,345)	961	2,243	6,838	(1,430)	8,612
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(88)	—	(20)	—	(109)	(197)	—	(56)	—	(253)
Net increase (decrease) in cash, cash equivalents and restricted cash	909	(39)	(1,466)	—	(597)	847	1,800	363	—	3,010
Cash, cash equivalents and restricted cash at beginning of period	13,762	2,291	7,443	—	23,496	11,258	23	6,567	—	17,848
Cash, cash equivalents and restricted cash at end of period	$14,670	$2,251	$5,978	$—	$22,899	$12,105	$1,823	$6,930	$—	$20,858
Cash, cash equivalents and restricted cash – continuing operations at end of period	$14,670	$2,251	$5,978	$—	$22,899	$12,105	$1,823	$6,930	$—	$20,858
_________

(a)	Amounts may not sum due to rounding.

(b)
Includes reclassifications of $732 million and $965 million in the nine months ended September 30, 2019 and 2018 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.

(c)
Eliminations include $706 million and $418 million in Purchases of finance receivables, net in the nine months ended September 30, 2019 and 2018 and $645 million and $234 million in Principal collections and recoveries on finance receivables in the nine months ended September 30, 2019 and 2018 primarily related to the re-timing of cash receipts and payments between Automotive and GM Financial.

(d)
Eliminations include $689 million and $1.4 billion in the nine months ended September 30, 2019 and 2018 for Automotive cash injections in Cruise, inclusive of investments of $687 million and $1.1 billion in Cruise Preferred Shares in the nine months ended September 30, 2019 and 2018.

(e)	Includes the reclassification of Payments to purchase common stock. The prior period has been recast to reflect the changes.